U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 1, 2019 (April 18, 2019)

OAKTREE STRATEGIC INCOME II, INC.

(Exact name of registrant as specified in charter)

Delaware	814-01281	83-0566439
(State or other jurisdiction of incorporation or registration)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02. Unregistered Sales of Equity Securities.

On April 29, 2019 Oaktree Strategic Income II, Inc. (the “Company”) issued 1,655,314 shares of its common stock, par value $0.001 per share (the “Common Stock”), for an aggregate offering price of approximately $33.8 million, pursuant to a capital drawdown notice delivered by the Company to its investors dated April 18, 2019.

The issuance and sale of the Common Stock is being made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of ten days’ prior notice to investors.

The sale of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D and Regulation S thereunder. Each purchaser of Common Stock was required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of the Common Stock sold outside the United States, not a “U.S. person” in accordance with Regulation S under the Securities Act and (ii) was acquiring the Common Stock for investment and not with a view to resell or distribute. The Company did not engage in general solicitation or advertising and did not offer securities to the public in connection with such issuances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC INCOME II, INC.

Date: May 1, 2019	By:	/s/ Mathew Pendo
Name: Mathew Pendo
Title: Chief Operating Officer